Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contact:
July 31, 2017	Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon announces private tender and exchange offers for 17 series of notes open to certain investors

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced the commencement of offers, for its own account and on behalf of its wholly-owned subsidiary, GTE LLC, to purchase the outstanding series of notes listed below (the “Old Notes”) for (i) cash (the “Cash Offers”) or (ii) newly issued debt securities of Verizon (the “New Notes”) (and additional cash amounts for specified series of Old Notes) (the “Exchange Offers” and, together with the Cash Offers, the “Offers”), in each case on the terms and subject to the conditions set forth in the Tender and Exchange Offer Statement dated July 31, 2017 (the “Tender and Exchange Offer Statement” and, together with the accompanying letter of transmittal and eligibility letter, the “Offer Documents”). Only holders who have duly completed and returned an eligibility letter certifying that they are either (1) “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States and who are “Non-U.S. qualified offerees” (as defined in the eligibility letter) are authorized to receive the Tender and Exchange Offer Statement and to participate in the Offers (each such holder, an “Eligible Holder”). Verizon today also announced the commencement of separate cash tender offers, for its own account and on behalf of certain of its wholly-owned subsidiaries, to purchase 29 other series of their outstanding notes. The cash tender offers are separate and distinct from the Offers, and neither the Offers nor the separate cash tender offers are conditioned upon the consummation of the other such offer.

The Offers will expire at 11:59 p.m. (New York City time) on August 25, 2017 unless extended or earlier terminated by Verizon (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). To be eligible to receive the Total Consideration (as defined below), which includes the Early Participation Payment (as defined below), Eligible Holders must validly tender their Old Notes at or prior to 5:00 p.m. (New York City time) on August 11, 2017 unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Early Participation Date”). Eligible Holders who validly tender their Old Notes after the applicable Early Participation Date, but at or prior to the applicable Expiration Date, will be eligible to receive the tender consideration for any such series accepted, which is equal to the Total Consideration minus the Early Participation Payment (with respect to such series, the “Tender Consideration”). All Eligible Holders whose Old Notes are accepted in an Offer will receive a cash payment equal to accrued and unpaid interest on such Old Notes to, but not including, the relevant Settlement Date (as defined below) (the “Accrued Coupon Payment”) in addition to their Total Consideration or Tender Consideration, as applicable.

Old Notes may be validly withdrawn at any time at or prior to 5:00 p.m. (New York City time) on August 11, 2017 (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Withdrawal Date”), but not thereafter, unless extended by Verizon.

Verizon is offering to accept for purchase validly tendered Old Notes using a “waterfall” methodology under which Old Notes will be accepted in the order of their Acceptance Priority Levels listed below, subject to certain caps. The Offers are subject to the terms and conditions described in the Tender and Exchange Offer Statement, including (i) the Acceptance Priority Procedures (as described below), (ii) a $2.0 billion cap on the total cash Verizon pays to purchase Old Notes validly tendered under the Cash Offers (excluding the applicable Accrued Coupon Payment) (the “Cash Cap”), (iii) a $4.0 billion cap on the aggregate principal amount of New Notes Verizon issues in exchange for Old Notes validly tendered under the Exchange Offers (the “New Notes Cap”) and (iv) with respect to the Cash Offers, the Financing Condition, pursuant to which Verizon must have priced at or prior to the applicable Early Participation Date (or if Verizon elects not to have an Early Settlement Date (as defined below), the applicable Expiration Date), on terms satisfactory to Verizon in its reasonable judgment, in one or more capital markets financing transactions, debt securities expected to provide gross proceeds of at least $3.0 billion (or its equivalent in foreign currencies). In addition, the Exchange Offers are subject to the minimum issue requirement, pursuant to which, at the applicable Early Participation Date (or if Verizon elects not to have an Early Settlement Date, the applicable Expiration Date), the aggregate principal amount of New Notes to be issued on the Early Settlement Date (or if Verizon elects not to have an Early Settlement Date, the applicable Final Settlement Date (as defined below)) pursuant to the Exchange Offers must be at least $750 million.

On the terms and subject to the conditions set forth in the Tender and Exchange Offer Statement, Verizon is offering to purchase the following outstanding securities for the consideration described below:

Acceptance Priority Level	CUSIP Number	Issuer	Title of Security	Principal Amount Outstanding	Early Participation Payment(1)	Floating Rate Note Total Consideration(2)	Reference U.S. Treasury Security(3)	Bloomberg Reference Page	Fixed Spread (basis points)	Cash Amount (for the Adjusted Notes Only)(4)
	Floating Rate Notes
1	92343VBM5	Verizon Communications Inc.	Floating Rate Notes due 2018	$1,750,000,000	$30	$1,020.00	N/A	N/A	N/A	N/A
2	92343VCA0	Verizon Communications Inc.	Floating Rate Notes due 2019	$500,000,000	$30	$1,012.50	N/A	N/A	N/A	N/A
3	92343VDE1	Verizon Communications Inc.	Floating Rate Notes due 2019	$400,000,000	$30	$1,002.50	N/A	N/A	N/A	N/A
	Fixed Rate Notes
4	362320AZ6	GTE LLC(5)	6.840% Debentures due 2018	$294,121,000	$30	N/A	0.750% due 4/15/2018	FIT3	25	N/A
5	92343VBP8	Verizon Communications Inc.	3.650% Notes due 2018	$2,093,214,000	$30	N/A	1.000% due 9/15/2018	FIT4	35	N/A
6	92343VCB8	Verizon Communications Inc.	2.550% Notes due 2019	$310,701,000	$30	N/A	0.875% due 6/15/2019	FIT5	15	N/A
7	92343VDF8	Verizon Communications Inc.	1.375% Notes due 2019	$586,742,000	$30	N/A	1.375% due 7/31/2019	FIT1	15	N/A
8	92343VCH5	Verizon Communications Inc.	2.625% Notes due 2020	$1,323,711,000	$30	N/A	1.500% due 7/15/2020	FIT1	20	N/A
9	92343VCC6	Verizon Communications Inc.	3.450% Notes due 2021	$1,000,000,000	$30	N/A	1.875% due 7/31/2022	FIT1	25	N/A
10	92343VDG6	Verizon Communications Inc.	1.750% Notes due 2021	$1,000,000,000	$30	N/A	1.875% due 7/31/2022	FIT1	35	N/A
11	362320AT0	GTE LLC(5)	8.750% Debentures due 2021*	$193,079,000	$30	N/A	1.875% due 7/31/2022	FIT1	85	N/A
12	92343VBC7	Verizon Communications Inc.	3.500% Notes due 2021	$1,850,000,000	$20	N/A	1.875% due 7/31/2022	FIT1	50	N/A
13	92343VCN2	Verizon Communications Inc.	3.000% Notes due 2021**	$1,500,000,000	$30	N/A	1.875% due 7/31/2022	FIT1	50	N/A
14	92343VBJ2	Verizon Communications Inc.	2.450% Notes due 2022	$1,750,000,000	$30	N/A	1.875% due 7/31/2022	FIT1	75	N/A
15	92343VBQ6	Verizon Communications Inc.	4.500% Notes due 2020	$4,000,000,000	$30	N/A	1.500% due 7/15/2020	FIT1	45	N/A
16	92343VAX2	Verizon Communications Inc.	4.600% Notes due 2021†	$1,500,000,000	$50	N/A	1.875% due 7/31/2022	FIT1	35	$220
17	92343VBR4	Verizon Communications Inc.	5.150% Notes due 2023†	$7,584,189,000	$50	N/A	2.125% due 7/31/2024	FIT1	85	$130

(1)	Payable, as part of the applicable Total Consideration, per each $1,000 principal amount of the specified series of Old Notes validly tendered at or prior to the applicable Early Participation Date and accepted for purchase (the “Early Participation Payment”). The total consideration for each $1,000 principal amount of each series of Floating Rate Notes and Fixed Rate Notes (each as defined below) validly tendered at or prior to the applicable Early Participation Date is referred to as the “Total Consideration” for such series. Eligible Holders who validly tender Old Notes of a series after the applicable Early Participation Date, but at or prior to the applicable Expiration Date, will receive the Tender Consideration.

(2)	Payable per each $1,000 principal amount of each specified series of floating rate Old Notes (the “Floating Rate Notes”) validly tendered at or prior to the applicable Early Participation Date (such amount, the “Floating Rate Note Total Consideration”).

(3)	The Total Consideration for each series of Old Notes other than the Floating Rate Notes (the “Fixed Rate Notes”) (such consideration, the “Fixed Rate Note Total Consideration”) will be based on the fixed spread for the applicable series of Old Notes plus the yield of the specified Reference U.S. Treasury Security for that series as of 11:00 a.m. (New York City time) on the Price Determination Date (as defined below). The Total Consideration does not include the applicable Accrued Coupon Payment, which will be payable in cash in addition to the applicable Total Consideration.

(4)	For Adjusted Notes only, the cash payment payable as part of the Total Consideration or Tender Consideration (as applicable) equal to the amount shown in this column per each $1,000 principal amount of the specified series of Old Notes validly tendered at or prior to the applicable Expiration Date and accepted for exchange (the “Cash Amount”). The Cash Amount is not subject to the Cash Cap and does not include the applicable Accrued Coupon Payment.

(5)	The series of Old Notes issued by GTE LLC, a wholly-owned subsidiary of Verizon, were originally issued by its predecessor, GTE Corporation.

*	Denotes a series of Old Notes, a portion of which is held in physical certificated form (such portion, the “Certificated Notes”) and is not held through The Depository Trust Company (“DTC”). Such Certificated Notes may only be tendered in accordance with the terms and conditions of the letter of transmittal.

**	Denotes a series of Old Notes for which the calculation of the applicable Fixed Rate Note Total Consideration will be performed using the present value of such Old Notes as determined at the applicable Price Determination Date due on the applicable par call date.

†	Denotes a series of Old Notes for which the specified Cash Amount will be paid (the “Adjusted Notes”).

When submitting a tender of Old Notes, an Eligible Holder must elect to participate in either the Cash Offer or the Exchange Offer for each series of Old Notes they are tendering by electing (i) to receive only cash in the Cash Offer, subject to the Acceptance Priority Procedures (the “Cash Option”), (ii) to receive only New Notes (and the applicable Cash Amount for the Adjusted Notes only) in the Exchange Offer, subject to the Acceptance Priority Procedures (the “Notes Option”), or (iii) a hybrid option to receive cash and, to the extent cash is unavailable due to the operation of the Acceptance Priority Procedures in the Cash Offer, to receive the remainder of their consideration in New Notes (and the applicable Cash Amount for the Adjusted Notes only) in the Exchange Offer, subject to the Acceptance Priority Procedures (the “Hybrid Option”).

Subject to the satisfaction or waiver of the conditions of the Offers, the “Acceptance Priority Procedures” will operate as follows:

•	first, if the aggregate cash purchase price (excluding the applicable Accrued Coupon Payments) of all Old Notes validly tendered at or prior to the applicable Early Participation Date by Eligible Holders who have elected the Cash Option or the Hybrid Option (taken together as a single group) does not exceed the Cash Cap, then Verizon will accept all such Old Notes. However, if the aggregate cash purchase price (excluding the applicable Accrued Coupon Payments) of all Old Notes validly tendered at or prior to the applicable Early Participation Date by Eligible Holders who have elected the Cash Option or the Hybrid Option (taken together as a single group) exceeds the Cash Cap, then Verizon will (i) accept such Old Notes for purchase for cash, starting at the highest Acceptance Priority Level (level 1) and moving sequentially to each lower Acceptance Priority Level (the lowest of which is level 17), until the aggregate cash purchase price (excluding the applicable Accrued Coupon Payments) of such Old Notes equals the Cash Cap, (ii) prorate the series of such Old Notes with the lowest Acceptance Priority Level accepted for purchase for cash and (iii) not accept for purchase for cash (x) any such Old Notes of a series with an Acceptance Priority Level below the prorated series or (y) any Old Notes validly tendered after the applicable Early Participation Date by Eligible Holders who have elected the Cash Option or the Hybrid Option (however, such Old Notes validly tendered by Eligible Holders who have elected the Hybrid Option may be accepted pursuant to the Exchange Offers, subject to the terms and conditions of the Offers);

•	second, if the aggregate principal amount of New Notes to be issued in exchange for Old Notes validly tendered at or prior to the applicable Early Participation Date by Eligible Holders who have elected the Notes Option plus any remaining Old Notes validly tendered by Eligible Holders who elected the Hybrid Option but whose Old Notes were subject to proration or otherwise were not accepted because of their Acceptance Priority Level in the Cash Offers (the “Remaining Hybrid Notes”), taken together as a single group, does not exceed the New Notes Cap, then Verizon will accept all such Old Notes. However, if the aggregate principal amount of New Notes to be issued in exchange for Old Notes validly tendered at or prior to the applicable Early Participation Date by Eligible Holders who have elected the Notes Option plus any Remaining Hybrid Notes (taken together as a single group) exceeds the New Notes Cap, then Verizon will (i) accept such Old Notes for exchange, starting at the highest Acceptance Priority Level and moving sequentially to each lower Acceptance Priority Level, until the aggregate principal amount of New Notes to be issued in exchange for such Old Notes equals the New Notes Cap, (ii) prorate the series of such Old Notes of the lowest Acceptance Priority Level accepted for exchange and (iii) not accept for exchange for New Notes (x) any such Old Notes of a series with an Acceptance Priority Level below the prorated series or (y) any Old Notes validly tendered after the applicable Early Participation Date by Eligible Holders who have elected the Notes Option or the Hybrid Option; and

•	third, if one or both of the Cash Cap and the New Notes Cap are not exceeded at the applicable Early Participation Date, Verizon will repeat the steps described in the prior bullets with respect to Old Notes validly tendered after the applicable Early Participation Date, but at or prior to the applicable Expiration Date, in order to determine the aggregate principal amount of such Old Notes that Verizon will accept for purchase. In both the Cash Offers and the Exchange Offers, all Old Notes, regardless of Acceptance Priority Level, that are validly tendered at or prior to the applicable Early Participation Date will have priority over Old Notes validly tendered after the applicable Early Participation Date and at or prior to the applicable Expiration Date.

Provided that all conditions to the Offers have been satisfied or waived by Verizon by the applicable Early Participation Date, Verizon may, but is not obligated to, elect to exercise its right (the “Early Settlement Right”) to settle on the third business day after the applicable Early Participation Date (the “Early Settlement Date”) all Old Notes validly tendered pursuant to the Cash Offers and the Exchange Offers at or prior to the applicable Early Participation Date and accepted for purchase. If Verizon elects to exercise its Early Settlement Right, Verizon will announce in a press release promptly after the applicable Early Participation Date that it is exercising its Early Settlement Right. On the applicable Early Settlement Date, all Old Notes validly tendered at or prior to the applicable Early Participation Date and accepted for purchase will receive the applicable Total Consideration and Accrued Coupon Payment. The “Final Settlement Date,” if any, is the date on which Verizon will settle all Old Notes validly tendered and accepted for purchase, and not previously settled on the applicable Early Settlement Date. The Final Settlement Date is expected to be the third business day following the applicable Expiration Date, unless extended with respect to any Offer. Each of the Early Settlement Date and the Final Settlement Date is referred to as a “Settlement Date.”

With respect to the Cash Offers, the applicable Total Consideration payable by Verizon for each $1,000 principal amount of Old Notes validly tendered at or prior to the applicable Early Participation Date and accepted by Verizon will be paid in cash on the relevant Settlement Date.

With respect to the Exchange Offers, the applicable Total Consideration payable by Verizon for each $1,000 principal amount of Old Notes validly tendered at or prior to the applicable Early Participation Date and accepted by Verizon will consist of:

•	the principal amount of New Notes equal to the applicable Total Consideration minus, for the Adjusted Notes only, the applicable Cash Amount, plus

•	in the case of the Adjusted Notes only, the applicable Cash Amount in cash,

and will be paid on the relevant Settlement Date.

Promptly after 11:00 a.m. (New York City time) on August 14, 2017, unless extended with respect to an Offer (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Price Determination Date”), Verizon will issue a press release specifying, among other things, the Fixed Rate Note Total Consideration for each series of Fixed Rate Notes and the aggregate principal amount of Old Notes accepted in each Offer.

The New Notes will mature on February 15, 2025 and will bear interest at a rate per annum that will be equal to the sum of (a) the yield of the 2.125% U.S. Treasury Security due July 31, 2024, as calculated by the lead dealer managers in accordance with standard market practice and as described in the Tender and Exchange Offer Statement, plus (b) 135 basis points, such sum rounded to the third decimal place when expressed as a percentage.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to the New Notes.

Global Bondholder Services Corporation will act as the Information Agent and the Tender Agent for the Offers. Questions or requests for assistance related to the Offers, including for assistance in completing an eligibility letter, or for additional copies of the Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The eligibility letter can be accessed at the following link: http://gbsc-usa.com/eligibility/verizon.

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If Verizon terminates any Offer with respect to one or more series of Old Notes, it will give prompt notice to the Tender Agent or Information Agent, as applicable, and all Old Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering holders thereof. With effect from such termination, any Old Notes blocked in DTC will be released.

Eligible Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that holder to be able to participate in, or withdraw their instruction to participate in, the Offers before the deadlines specified herein and in the Offer Documents. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer Documents.

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes. The Offers are being made solely pursuant to the Offer Documents. The Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below), qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents. For purposes of the foregoing, the “Prospectus Directive” means the Prospectus Directive 2003/71/EC, as amended, including pursuant to Directive 2010/73/EU.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Eligible holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.